UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2013 (October 23, 2013)

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 23, 2013, Array BioPharma Inc., a Delaware corporation (“Array”), held its Annual Meeting of stockholders. There were 83,201,249 shares of common stock represented in person or by valid proxies at the meeting and entitled to be voted, representing 71% of the 117,148,643 shares of common stock outstanding as of the August 26, 2013 record date. The stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in Array’s definitive proxy statement filed with the Securities and Exchange Commission dated September 13, 2013. The following is a tabulation of the final voting results for each of the proposals presented and voted on at the Annual Meeting.

Proposal 1: Array’s stockholders elected three Class I Directors, each to serve for a three-year term expiring at the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
John A. Orwin	55,953,246	5,499,304	21,748,699
Gil J. Van Lunsen	56,400,802	5,051,748	21,748,699
John L. Zabriskie, Ph.D.	50,804,182	10,648,368	21,748,699

Proposal 2: Array’s stockholders approved the advisory vote on executive compensation. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,228,564	13,163,377	60,609	21,748,699

Proposal 3: Array’s stockholders ratified the appointment of KPMG LLP as Array’s independent registered public accounting firm for the year ending June 30, 2014. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained
82,898,816	278,375	24,058

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

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